Exhibit 11
Form 10KSB
SPM Group, Inc.


                       AMENDED AND RESTATED

                              BYLAWS

                                OF

                          SPM GROUP, INC.

                             ARTICLE I

                              Offices

     1.1 Business Offices. The principal office of the Corporation in the State of Colorado is to be in the County of Arapahoe. The Corporation may also have one or more offices at such other place or places within or without the State of Colorado and the United States of America as the board of directors may from time to time determine or as the business of the Corporation may require.

       1.2  Registered  Office.  The  registered  office  of   the
Corporation is as set forth in the Articles of Incorporation, or as otherwise determined by the board of directors.

                            ARTICLE II

                      Shareholders' Meetings

      2.1 Annual Meeting. The annual meetings of shareholders will held in each year on the last day of April or on such other day as may be fixed by the board of directors. If the day so fixed for such annual meeting be a legal holiday, then such meeting will be held on the next succeeding business day. The meeting is to be held at such time as may be fixed by the board of directors. If no annual meeting is held within thirteen months of the previous annual meeting, any shareholder may apply to the court of general jurisdiction in the county in which lies either the registered office or the principal office of the Corporation for an order requiring such a meeting.

     2.2 Special Meetings. Special meetings of shareholders may be called at any time by the president or the board of directors. At any time, upon the written request of any two directors or of the holders of not less than one-tenth (1/10th) of the outstanding voting power of the Corporation entitled to vote at the meeting, the Secretary shall call a special meeting of the shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of such request. If the Secretary fails or refuses to issue such call, the persons making the request may do so.

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     2.3 Place of Meeting. Meetings of shareholders may be held at the principal office of the Corporation or at such other place or places within or without this State and the United States of America as may be from time to time determined by the board or set forth by majority agreement of the shareholders.

       2.4 Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, must be given not less than ten days nor more than fifty days prior thereto to each shareholder of record entitled to vote thereat; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least thirty days notice in like manner must be given, and that if sale of all or substantially all assets is to be voted upon, at least twenty days notice in like manner must be given. The notice of all meetings must state the place, day, and hour thereof. The notice of a special meeting must, in addition, state the purposes thereof.

     2.5 Closing Transfer Books and Fixing Record Date.

      (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders of any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the share transfer books be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books must be closed for at least ten days immediately preceding such meeting.

      (b) If the share transfer books are not closed and no record date is fixed for the determination of shareholders (i) entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed or, if notice is waived, the close of business on the day before the meeting will be the record date for such purpose or (ii) for any other purpose, the close of business on the day on which the resolution of the board of directors is adopted will be the record date for such purpose.

      (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination is to apply to any adjournment thereof, unless otherwise provided by the board of directors.

      2.6 Voting List. The officer or agent of the Corporation who has charge of the share transfer books of the Corporation should prepare, at least ten days before every meeting of shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order with the address of each shareholder and the number of shares held by each. Such list should be open to the inspection of any shareholder at the principal office of the Corporation during usual business hours for a period of at least ten days prior to such meeting; and such list should be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present. Failure to comply with the requirements of this paragraph shall not affect the validity of any action taken at such meeting.

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       2.7  Organization.  The  Chairman  will  call  meetings  of shareholders to order. In the absence of all executive officers, any shareholder entitled to vote thereat or any proxy of any such shareholder may call the meeting to order and a chairman must be elected. In the absence of the Secretary and all Assistant
Secretaries, any person appointed by the chairman may act as secretary of such meeting.

      2.8 Quorum. A majority of the voting power entitled to vote represented in person or by proxy constitutes a quorum at all meetings of shareholders for the transaction of business except as otherwise required by statute, by the Articles of Incorporation, or by these Bylaws.

      2.9 Adjournment. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting; but any meeting at which directors are to be elected can be adjourned only from day to day until such directors have been elected. In the absence of a quorum at any meeting, a majority of the voting power represented and entitled to vote may adjourn the meeting from time to time to such time and place as they may determine (subject, however, to the provisions hereof) until a quorum be represented; no such adjournment may exceed sixty (60) days. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as otherwise fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors if they consist of not less than one-third of the voting power entitled to vote at the meeting.

      2.10 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy may be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The proxy representative need not be a shareholder. Such proxy must be filed with the Secretary of the Corporation (or, in the absence of the Secretary and all Assistant Secretaries, with the secretary of the meeting appointed pursuant to section 2.7) before or at the time of the meeting.

      2.11 Actions. When a quorum is present at any meeting, the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by statute, the Articles of Incorporation, or these Bylaws.

      2.12 Voting of Shares. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.13 Voting of Shares by Certain Shareholders.

     (a) Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may establish by resolution. Similarly, shares standing in the name of a partnership may be voted by such person as is prescribed in the partnership agreement or, in the absence of such provision, as the partners may establish by agreement or resolution. Shares standing in the name of a trust may be voted by such person as is

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prescribed  in  the  trust  agreement  or  as  the  trustees   may
determine. Shares standing in the name of two or more co-tenants may be signed by any one of the co-owners, unless an agreement among them provides otherwise. In the absence of any evidence to the contrary, any officer of a corporation, any partner of a partnership, and any trustee of a trust are presumed to have authority to vote the shares held by such entity, and any co-owner is presumed to have authority to vote for other owners.

     (b) Shares standing in the name of a deceased person, a minor ward, or an incompetent person may be voted by his personal representative, or court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such personal representative or court appointed guardian or conservator. Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      (c) Neither shares of this Corporation belonging to this Corporation nor shares of this Corporation held by another corporation if the majority of shares entitled to vote for the election of directors of such other corporation is held by this Corporation nor shares of this Corporation held by it in a fiduciary capacity may be voted, directly or indirectly, at any meeting; and no such shares are to be counted in determining the total number of outstanding shares for the purpose of determining a quorum at any given time. Similarly, shares of this Corporation held by a partnership or trust, the control of which is held by this Corporation, may neither be voted nor counted for any purpose related to a meeting of shareholders; a partnership is controlled if this Corporation has a majority interest therein or this Corporation is a member of any management committee thereof or this Corporation actually and practically directs the affairs of such, and a trust is controlled if this Corporation is a greater than 30% beneficiary of either the principal or interest thereof.

      (d) Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

      (e) Except as provided above, the holder of record as of the record date is the only person entitled to have and to exercise all rights and privileges incident to the ownership of such shares notwithstanding any actual or constructive notice to the contrary.

      (f) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on the signatory's authority. If the name signed corresponds to the name of a shareholder, the Corporation acting in good faith in entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder.

     2.14 Non Cumulative Voting. No cumulative voting is allowed.

      2.15 Proposals of Shareholders. Any shareholder (or other security holder who, by the terms of the security is entitled to vote on a matter) may present a proposal for action at a forthcoming

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meeting of the shareholders (or security holders, if appropriate).
Any such proposal must comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission, as amended, unless the board of directors, in its sole discretion, waives any of such requirements.

                            ARTICLE III

                        Board of Directors

       3.1 General Powers. The business and affairs of the Corporation will be managed by a board of directors which shall exercise all of the powers of the Corporation, subject to the provisions of these Bylaws.

     3.2 Number, Election, and Qualifications of Directors.

      (a) The number of directors is to be fixed from time to time by resolution of the Board; but the number is to be not less than three, unless there are fewer than three shareholders in which event there need be only as many directors as there are shareholders.

      (b) The Board, or a committee established pursuant to the third sentence of paragraph 3.9(a), is to nominate candidates for the office of director. Recommendations from shareholders, which recommendations are made

          (i) by person(s) who is (are) record or beneficial owner(s) of at least 1% or $1,000 in market value of shares entitled to be voted at the meeting and has (have each) held such securities for at least one year,

          (ii) which recommendation is made in writing sufficiently far in advance to be received by the Corporation prior to the 31st day of January immediately prior to the annual meeting or at a reasonable time prior to any special meeting called for the purpose of electing directors will be considered by the Board, or the nominating committee, if established. Directors will be elected at the annual meetings of shareholders by majority vote, and each director will be elected to serve until the next succeeding annual meeting and until his successor be elected and qualify. Should less than all of the nominees be elected, creating a vacancy, the Chairman may open the floor to nominations and election or declare that the Board consists of those elected, with a number of vacant seats.

      (c) Directors must be natural persons of not less than 18 years of age, but they need be neither residents of the State of Colorado nor shareholders of the Corporation.

     3.3 Organization Meetings.

      (a) Immediately after each annual election of directors, the Board will meet at the same place as was held the annual meeting of shareholders (unless moved to another location by

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resolution), without notice, for the purpose of organization,  the election of officers, and the transaction of any other business.

      (b) Regular meetings of the Board may be held without notice at such time and place within or without this state and the United States of America as may be determined by the Board.

      (c) Special meetings of the Board may be called by the Chairman on three (3) days notice to each director, and must be called by the Chairman or Secretary in like manner and on like notice on the written request of any two directors; and, if they fail or refuse, then the two directors may call the meeting on three (3) days written notice. The purpose of a special meeting of the Board must be stated in the notice thereof.

     3.4 Quorum.

     (a) A majority of the number of directors fixed by resolution pursuant to Section 3.2 (or a majority of the incumbent directors, if greater) constitutes a quorum at all meetings of the Board.

      (b) In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be present.

      (c) the act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board.

     3.5 Removal of Directors.

      (a) No decrease in the number of directors is to have the effect of shortening the term of any incumbent director.

      (b) At a shareholders meeting called expressly for that purpose, the entire Board or any lesser number may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

     (c) The board of directors may declare vacant the office of a director if he (i) is declared incompetent or has otherwise been placed under the protection of a guardian, (ii) is declared a bankrupt, (iii) becomes incapacitated by illness or other infirmity, or is otherwise unable to perform his duties, for a period of six months or longer, or (iv) ceases at any time to have the qualifications required by the articles or by-laws.

      3.6 Resignation. Any director may resign at any time by giving written notice to the Chairman or the Secretary. The resignation of any director is to take effect upon receipt of notice thereof or at such later time as may be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation is not to be necessary to make it effective.

      3.7 Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office,

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including  those  who have so resigned, may fill such  vacancy  or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors will be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors will hold office until the next annual meeting of shareholders and until his successor be elected and qualify. A director removed pursuant to paragraph 3.5(b) and a person duly nominated by the Board pursuant to paragraph 3.2(b) but not elected are not eligible for appointment as a director by the Board for a period of one year after such removal or election; they may be elected sooner by vote of the shareholders.

       3.8 Compensation of Directors. Directors who are not employees of the Corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board. All directors may be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board as may be from time to time fixed by resolution of the Board. Nothing herein contained may be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.9 Executive and Other Committees.

      (a) The Board, by resolution adopted by a majority of the directors, may designate two (2) or more directors to constitute one or more executive committees, which committees, to the extent provided in the enabling resolution, will have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that such committee may in no case act to the exclusion of the Board whether in session or not. For purposes of administering deferred compensation and stock option and similar plans, the Board, by resolution adopted by a majority of the directors, may designate two or more persons (who may or may not be directors) to constitute one or more committees, which committees, to the extent provided in the enabling resolution, will have and may exercise all of the authority of the Board in the administration of such plans. The Board, by resolution adopted by a majority of a quorum of directors, may establish other committees comprised of two or more persons (who may or may not be directors), which committees, to the extent provided in the enabling resolution, will have and may exercise all of the authority of the Board to the extent necessary to compile such reports as may be required of them; for such committees, the Board may delegate the authority to appoint members.

      (b) Furthermore, no committee is to have authority ( i ) to declare dividends or distributions, (ii) to approve or to recommend to shareholders actions or proposals required by statute to be approved by shareholders, (iii) to fill vacancies on the Board or any committee thereof (other than a committee whose sole responsibility is to make recommendations), (iv) to amend the Bylaws, (v) to approve a plan of merger not requiring shareholder approval, (vi) to reduce earned or capital surplus, (vii) to authorize or to approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board, or
(viii) to authorize or to approve the issuance or sale of, or any contract to issue or to sell , shares or designate the terms of a series of a class of shares, provided that the Board, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant

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to  a  general  formula  or  method  specified  by  the  Board  by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the
dividend   rate,   provisions   for  redemption,   sinking   fund,
conversion, voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the secretary of state under the statute.

      (c) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority is alone to constitute compliance by any member of the Board, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

      (d) Any member of a standing committee is to remain as such until the next annual meeting of the Board and until his successor as a member of the committee is designated and qualified, unless the enabling resolution by which he was designated established a greater or lesser term. Any member of an ad hoc committee is to remain as such until the report of the committee is accepted and the committee is discharged or until he is removed and replaced by act of the Board. A member of a committee not reelected to the Board at the annual meeting of shareholders is to nevertheless remain on the committee until his term expires as above.

     (e) In the event that a vacancy occurs on any committee, such vacancy must be filled by the Board unless an alternate has been previously named or authority to appoint has been delegated pursuant to the third sentence of paragraph 3.9(a); but the Chairman may, if there is no alternate and no delegation of authority, designate a director to serve on the committee pending action by the Board.

      3.10 Presumption of Assent. A director who is present at a meeting of the Board at which action on any matter is taken will be presumed to have assented to the action taken unless his dissent be entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or unless he forwards such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                            ARTICLE IV

                          Administration

     4.1 Notices.

      (a) Whenever under the provisions of a statute or these Bylaws notice is required to be given to any shareholder, it must be given in writing, but it may be given by mail , mailgram, or telegraph. Whenever under the provisions of a statute or these Bylaws notice is required to be given

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to  any director, it may be given personally or by mail, mailgram, telegram, or telephone. Any notice sent by mail, mail gram, or telegram is proper if sent to the address that appears in the share transfer books of the Corporation or, if sent to other than a shareholder, to the last known address of such person or, if it exists, to the address identified by such person as his notice address. Any notice sent by mail must be sent first-class, postage pre-paid.

     (b) Any notice sent by mail is effective two days after it is deposited in the United States mail. Any notice sent by mailgram is effective one day after sending. Any notice sent by telegram is effective on the day it is telephoned to the recipient (if the proper telephone number of recipient is provided) and two days after it is placed in the local mail by the telegraph company (if it is not telephoned) . Notwithstanding the foregoing, any notice actually delivered prior to the foregoing effective dates is to be effective on the date of actual delivery. Any notice given by telephone is effective on the day that it is given.

      (c) Notice need not be given to any person with whom communication is made unlawful by any law of the United States of America or by any rule, regulation, proclamation, or executive order issued under any such law; and any action or meeting taken or held without notice to any such person is to have the same force and effect as if notice had been given to him as otherwise required.

      4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of a statute, the Articles of Incorporation, or these Bylaws such notice may be waived by a written waiver executed before, at, or after the time stated therein; notice shall be deemed to be waived by the appearance of such person or persons at the time stated therein, (or, in the case of a shareholders' meeting appearance in person or by proxy) unless such appearance is only and expressly for the purpose of objecting to such notice.

      4.3 Action Without a Meeting. Any action required to, or which may, be taken at a meeting of the directors, shareholders, or members of any committee of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken be signed by all of the directors, shareholders, or members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof and filed with the records of proceedings of the shareholders, Board, or committee, as the case may be.

       4.4 Participation by Electronic Means. Shareholders, directors, or members of any committee may participate in a meeting by means of conference, telephone, or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting.

     4.5 Continuation in Absence of Quorum. If a quorum be present or properly represented at a duly organized meeting, the persons present may continue to do business, taking action by vote of a majority of the quorum, until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum or the refusal of any person to vote.

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     4.6 Voting Power. Voting power means the right vested, by law or by the Articles or Bylaws, in the shareholders, or in one or more classes of shareholders, to vote in the determination of any particular question or matters.

                             ARTICLE V

                             Officers

      5.1 Election and Tenure. The Board must elect annually a president, a treasurer, and a secretary. The Board may elect a chairman, one or more vice-presidents, a treasurer, and such other officers and assistant officers as may be determined by the Board. Any two or more offices may be held by the same person, except the offices of president and secretary. Each officer so elected or appointed will continue in office until his successor be elected or appointed and qualify, or until resignation, removal, death, or other disqualification. The election of an individual to an office does not, in and of itself, create any contract rights.

     5.2 Resignation, Removal, and Vacancies.

      (a) Any officer may resign at any time by giving written notice thereof to the Board or to the Chairman. Such resignation will take effect on the date specified therein and no acceptance of the same is necessary to render the same effective.

     (b) Any officer may at any time be removed by the affirmative vote of a majority of the directors or by a duly authorized executive committee, but such removal is to be without prejudice to any contract rights of the individual so removed.

      (c) If any office becomes vacant for any reason, the vacancy may be filled by the Board. An officer elected to fill a vacancy will hold office for the unexpired term of his predecessor in office.

      5.3 Chairman and President. The Chairman presides at all meetings of the Board and of the shareholders. In the absence of (or the failure to elect) the Chairman, the President acts as Chairman and presides at all meetings of the shareholders. Both officers perform such other duties as may be assigned them by the Board.

     5.4 Chief Executive/Operating Officer.

      (a) Either the Chairman or the President may be named the chief executive officer (CEO) of the Corporation; in the absence of designation by the Board, the President is to be the CEO of the Corporation.

     (b) Either the Chairman, the President, or any vice-president may be designated the chief operating officer (COO) of the Corporation. In the absence of designation by the Board, the President is to be the COO of the Corporation.

      (c) The responsibility of having general charge of the business, affairs, and property of the Corporation and control over its officers, agents, and employees and the responsibility for general

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

and  active  management of the Corporation and the  responsibility for seeing that all orders and resolutions of the Board are carried into effect may be divided by the Board between the CEO and the COO in such manner as they may choose to establish by resolution. In the absence of any such stated division, the COO is to be responsible for day-to-day management and for all non-officer employees below the level of management (elected officers), while the CEO is to be responsible for all else. The CEO may delegate any of his responsibilities to the COO or to any vice-president. The COO may delegate any of his responsibilities to any vice-president, with the approval of the CEO.

     (d) The CEO, COO, President, and vice-presidents are the only executive officers. Unless otherwise provided by the Board, in the absence of:

          (i) the CEO, the executive officer appointed by written instructions of the CEO or, if none, the COO is to act in the stead of the CEO,

          (ii) the COO, the CEO may act or designate a vice-president to act in the stead of the COO,

          (iii) both the CEO and COO, the senior vice-president is to act in their stead, with the authority passing down through the vice-presidents in their order of seniority.

Upon the return of any officer senior to the one in authority, such senior officer is to resume his authority.

     5.5 Vice-President.

      (a) The Board may elect one or more vice-presidents. Should more than one vice-president be elected, they are to be designated "first," "second," etc. Alternatively, in conjunction with the assignment of specific duties, one or more vice-presidents may be denominated "executive vice-president," in which event any such is to be senior in rank to all vice-presidents not so designated.

      (b) The vice-presidents are to perform such tasks as may be delegated to them by the Board, the CEO, or the COO. Any senior vice president may delegate duties and responsibilities to his junior, subject to the objection of the CEO.

      5.6 Treasurer. The Treasurer must give a bond for the faithful discharge of his duties if, and in such sum, and with sureties as the Board may require. The Treasurer has charge and custody of and is responsible for all funds and securities of the Corporation and must deposit all such funds in the name of the Corporation in such bank or other depositories as may be selected by the Board. The Treasurer collects and receives and gives receipts for all moneys or securities belonging to the Corporation. In general, the Treasurer performs all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the Board or by the CEO.

      5.7 Secretary. The Secretary gives, or causes to be given, notice of all meetings of shareholders and of the Board and attends all such meetings and keeps a record of their proceedings. The Secretary is the custodian of the seal of the Corporation and has power to affix the same to all documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board. The Secretary keeps the minutes of the proceedings of all shareholder and Board meetings in one or more books provided for that purpose, keeps a register of the post office address of each shareholder which has been furnished to the Secretary by such shareholder ( unless this duty be delegated to a transfer agent) , and is the custodian of all such corporate records of the Corporation. Additionally, the Secretary performs all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the Board or by the CEO.

      5.8 Assistant Treasurers. The assistant treasurers perform such duties and possess such powers as from time to time may be assigned to them by the Board, the CEO, or the Treasurer. The assistant treasurers must give bonds for the faithful discharge of their duties if, and in such sum and with such sureties as, the Board may require.

      5.9 Assistant Secretaries. The assistant secretaries perform such duties and possess such powers as from time to time may be assigned to them by the Board, the CEO, or the Secretary.

      5.10 Seniority. In the absence of any designation between vice presidents or assistant officers, the person first elected or first listed (in the event two or more are elected simultaneously) is senior to the next, and the second is senior to the third, etc.

      5.11 Salaries. Officers of the Corporation are entitled to such salaries, emoluments, compensation, or reimbursement as may be fixed or allowed by the Board.

                            ARTICLE VI

                         Power to Contract

      6.1 Loans. No loans are to be contracted on behalf of the Corporation and no evidence of indebtedness is to be issued in its name unless authorized by resolution of the Board. Such authority may be general or confined to specific instances.

      6.2 Contract. Except for matters in the ordinary course of day-today business, no obligation on behalf of the Corporation and no evidence of such obligation is to be issued in its name unless authorized by resolution of the Board. Such authority may be general or confined to specific instances.

      6.3 Execution of Instruments. Subject to the foregoing limitations, any executive officer has the power to execute on behalf and in the name of the Corporation any deed, contract, bond, debenture, note, or other obligations or evidences of indebtedness, or proxy, or other instrument requiring the signature of an officer of the Corporation, except where the signing and execution thereof be expressly delegated by the Board to some other officer or agent of the Corporation. Unless so authorized, no officer, agent, or employee may have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

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

      6.4 Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories must be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the Corporation will, for the purpose of deposit, discount, or collection, be endorsed by such officers or agents of the Corporation or in such manner as from time to time be determined by resolution of the Board.

     6.5 Conflicts of Interest.

      (a) No contract or other transaction between the Corporation and one or more of its directors or any other Corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested is to be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (i) The material fact of such relationship or interest is disclosed or known to the Board or committee which, in good faith, authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors, or

     (ii) The material fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they, in good faith, authorize, approve, or ratify such contract or transaction by vote or written consent, or

     (iii) The contract or transaction was fair and reasonable to the Corporation as of the time it was authorized, approved, or ratified.

      (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

      (c) All transactions between the Corporation (and its subsidiaries) and officers, directors, or holders of five per cent (5%) or more of the outstanding voting shares of the Corporation must be on terms that are believed to be no less favorable to the Corporation than could be obtained from unrelated parties.

                            ARTICLE VII

                          Shares of Stock

     7.1 Certificates of Share.

      (a) The certificates of shares of the Corporation will be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as may be approved by the Board, and must be numbered and entered in the books of the Corporation as they are issued. They must exhibit the name of this Corporation and that it is incorporated under the laws of the State of Colorado, the par value of such share or that it is issued without par value, the holder's name and number of shares, and such other matters as may be required by law; and they must be signed: (i) by the chairman or vice-chairman or by the president or a vice-president and (ii) by the treasurer or an assistant treasurer or by the secretary or an assistant secretary and must be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimilies if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation.

      (b) The Corporation is not to issue fractional shares and is not to be obligated to make any transfer creating a fractional interest in a share. The Corporation may issue scrip in registered or bearer form which scrip

          (i) is to entitle the holder (in due course if in registered form) to receive a certificate for a full share upon the surrender of such scrip aggregating a full share,

          (ii) is to have no voting rights, no dividend rights, and no participating rights in the event of liquidation,

          (iii) is to be void if not exchanged for certificates representing full shares within one year of the date of issuance of such scrip, and

          (iv) is to be subject to such other conditions or modifications of the foregoing as may be established by the Board by resolution.

     (c) In case any officer who has signed a certificate or scrip ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the Corporation as though the officer who signed such certificate or whose facsimile signature may have been used thereon, had not ceased to be such officer of the Corporation.

      7.2 Lost and Destroyed Certificates. In case any share certificate of the Corporation be alleged to have been destroyed or lost, the Corporation may not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of the destruction or loss of such certificate, and, if so required by the Board, upon receipt also of a bond in such sum as the Board may direct, not exceeding double the value of such share and, if so required, with surety or sureties satisfactory to the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.

     7.3 Transfer of Shares.

      (a) Transfers of the shares of the Corporation may be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary and upon the surrender of the certificate or certificates for such shares.

     (b) The Corporation, under the Articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of the Corporation, or any interest therein, from time to time issued, and any transfer or transfers of any of the shares of the Corporation or any interest therein, must be made in accordance with and subject to any such restrictions from time to time so imposed.

      7.4 Share Rights and Options. The Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of any class. Such rights or options must be evidenced in such manner as the Board may approve and, subject to the provisions of the Articles of Incorporation, must set forth the terms upon which, the time within which, and the price at which such shares may be purchased from the Corporation upon the exercise of any such right or option. In the absence of fraud in the transaction, the judgment of the Board as to the adequacy of the consideration received for such rights or options will be conclusive. The price to be received for any shares having a par value, other than treasury shares to be issued upon the exercise of such rights or options, may not be less than the par value thereof.
SPM Group Restated Bylaws

                           ARTICLE VIII

                         Emergency Bylaws

      8.1 Operative Event. These emergency Bylaws are to be operative during any emergency in the conduct of the affairs of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster. These emergency Bylaws supersede any different provisions elsewhere in the Colorado Corporation Code, the Articles of Incorporation, or Bylaws.

     8.2 Emergency Meetings.

      (a) A meeting of the board of directors may be called by any officer or director upon such notice as may be reasonable under the circumstances, which notice need only be given to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

     (b) The director or directors in attendance at the meeting is
(are) to constitute a quorum.

      (c) To the extent required to constitute a quorum at any meeting of the Board, the officers of the Corporation who are present are to be deemed, in order of rank, and within the same rank in the order of seniority, directors for that meeting.

     8.3 Emergency Powers. The Board may provide and, from time to time, modify lines of succession in the event that any or all officers or agents of the Corporation are for any reason rendered incapable of discharging their duties.

                            ARTICLE IX

                           Miscellaneous

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

      9.1 Corporate Seal. The corporate seal will be in such form as is shown in the margin hereof. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested by either the Secretary or an assistant secretary for the authentication of contracts or other papers requiring the seal.

      9.2 Fiscal Year. The fiscal year of the Corporation will be the calendar year.

     9.3 Corporate Books. Except as otherwise required by statute, the books and records of the Corporation may be kept within or without the State of Colorado and the United States of America, at such place or places as may be from time to time designated by the Board.

      9.4 Amendments. All Bylaws of the Corporation are subject to alteration, amendment , or repeal , and new Bylaws may be added, by the affirmative vote of a majority of a quorum of the members of the Board at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such meeting of shareholders.

                            CERTIFICATE

     The undersigned hereby certifies that he is the duly elected, qualified, acting, and hereunto authorized (Assistant) Secretary of the aforesaid Corporation and that the foregoing and annexed Bylaws constitute a true and complete copy of the Bylaws of said Corporation as adopted by resolution on 11 January 1985 and presently in full force and effect.

     IN   WITNESS   WHEREOF,  the  undersigned  has  signed   this
Certificate and affixed hereto the seal of said Corporation, on this 18th day of January, 1988.

                                   /s/    Robert    Wiegand    II,
                              (Assistant) Secretary

(S E A L)

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